                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]   Definitive Proxy Statement.
[ ]   Definitive Additional Materials.
[ ]   Soliciting Material Pursuant to Section 240.14A-11(c) or Section
240.14a-12

                          EDAC Technologies Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

      5) Total fee paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

--------------------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

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      3) Filing Party:

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      4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (11-01)

                          EDAC TECHNOLOGIES CORPORATION
                             1806 NEW BRITAIN AVENUE
                          FARMINGTON, CONNECTICUT 06032
                                 (860) 677-2603

                  NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, AUGUST 2, 2005

      The 2005 Annual Meeting of Shareholders of EDAC Technologies Corporation, a Wisconsin corporation (the "Company"), will be held at the offices of the Company at 1790 New Britain Avenue, Farmington, Connecticut 06032, on Tuesday, August 2, 2005, at 9:30 a.m. local time, to consider and act upon the following matters:

      1. To elect seven directors to serve until the next Annual Meeting of Shareholders;

      2. To ratify the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                             By Order of the Board of Directors

                                             /s/Glenn L. Purple
                                             Glenn L. Purple, Secretary

Farmington, Connecticut
June 8, 2005

      SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JUNE 1, 2005 ARE ENTITLED TO NOTICE OF, AND TO VOTE AT, THE MEETING OR ANY ADJOURNMENT THEREOF.

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

      A copy of the Company's 2004 Annual Report to Shareholders and a Proxy Statement also accompany this Notice.

                          EDAC TECHNOLOGIES CORPORATION
                             1806 NEW BRITAIN AVENUE
                          FARMINGTON, CONNECTICUT 06032

           PROXY STATEMENT FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, AUGUST 2, 2005

                             SOLICITATION AND VOTING

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of EDAC Technologies Corporation ("EDAC" or the "Company") of proxies, in the accompanying form, to be used at the 2005 Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut 06032, on Tuesday, August 2, 2005, at 9:30 a.m. local time, and any adjournments thereof.

      The Company's Annual Report for the fiscal year ended January 1, 2005 is being mailed to shareholders, along with these proxy materials, on or about June 8, 2005.

      At the close of business on June 1, 2005, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 4,490,870 shares of common stock, par value $.0025 per share ("Common Stock"), outstanding and entitled to vote, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

      Assuming a quorum is present, the affirmative vote of the holders of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors, meaning the seven directors receiving the most votes will be elected. All other matters which are properly brought before the meeting will be approved upon the affirmative vote of a majority of the shares of Common Stock represented and voting on the matter. Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.

      Although not required by law, the Company is seeking shareholder approval to ratify the appointment of Carlin, Charron & Rosen LLP as the Company's independent auditors for the 2005 fiscal year. If shareholders do not ratify such appointment, the Company may reevaluate its appointment.

      All shares of Common Stock represented by properly executed proxies that are received in time for the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted "FOR" each nominee for election to the Board of Directors and "FOR" the ratification of the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company. In addition, the persons designated in such proxies will have the discretion to vote on matters incident to the conduct of the Annual Meeting. If the Company proposes to adjourn the Annual Meeting, the persons named in the enclosed proxy card will vote all shares of Common Stock for which they have authority in favor of such adjournment.

      The grant of a proxy on the enclosed proxy card does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy at any time prior to its exercise by delivering to the Secretary of the Company, prior to the Annual Meeting, a written notice of revocation bearing a later date and time than the proxy, delivering to the Secretary of the Company a duly executed proxy bearing a later date and time than the revoked proxy, or attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

                              ELECTION OF DIRECTORS

NOMINEES

      The Company's By-Laws provide for at least five and no more than nine directors to be elected at each Annual Meeting of Shareholders. Each director holds office until the next succeeding Annual Meeting and until his or her successor is duly elected. In accordance with the By-Laws, the Board of Directors has set the number of directors at seven. Proxies may not be voted for more than seven directors. The persons named in the enclosed proxy will vote to elect each of William B. Bayne, Jr., Joseph Lebel, John Moses, Dominick A. Pagano, Stephen J. Raffay, Ross C. Towne and Daniel C. Tracy as directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a director of the Company, with the exception of Joseph Lebel who was a director of the Company from 2001 to 2002. Each of the nominees has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

                                            DIRECTOR                           PRINCIPAL
              NAME                   AGE     SINCE                             OCCUPATION
---------------------------------    ---    --------    -----------------------------------------------------
CURRENT DIRECTORS (ALSO NOMINEES)

William B. Bayne, Jr. (1)             40      2003      President, Chief Executive Officer and founder of BBB
                                                        Corporation and 23rd Street Corporation (restaurant
                                                        businesses)

John Moses                            60      2001      Private Investor

Dominick A. Pagano (2)                61      2001      President and Chief Executive Officer of the Company
                                                        and President and Chief Executive Officer of Dapco
                                                        Industries, Inc. (a manufacturer of ultrasonic
                                                        inspection equipment for the steel and railroad
                                                        industries)

Stephen J. Raffay (3)                 77      2000      Retired Vice-Chairman,
                                                        Emhart Corporation (a manufacturer of various
                                                        machinery and consumer products)

Ross C. Towne (4)                     61      2001      President and Chief Financial Officer, The Washington
                                                        Source, Inc. (a custom precision sheet metal
                                                        fabrication and integration company)

Daniel C. Tracy (5)                   64      1999      Chairman of the Board of the Company and Business
                                                        Consultant

NOMINEE FOR DIRECTOR

Joseph Lebel (6)                      75       --       Retired Quality Control Manager for the Company

(1) Mr. Bayne founded BBB Corporation and 23rd Street Corporation in 1988 and 1994 respectively.

(2) Mr. Pagano became President and Chief Executive Officer of the Company in August 2002 and also serves as President and Chief Executive Officer of Dapco Industries, Inc., a company that he founded in 1972. Mr. Pagano served as Chairman of the Board of Directors of American Environmental Technologies, Inc. from 1988 until 1999. Mr. Pagano has been a director of the Company since July 2001, provided, however, that he did not serve as a director from April 2002 to October 2002.

(3) Mr. Raffay served as a senior executive and as a director of Emhart Corporation until his retirement as Vice Chairman in 1987. Since then he has done consulting work and serves as a member of the boards of directors of a number of companies.

(4) Mr. Towne owned Management Partners, Inc., a management consulting firm, from 1990 to 2000, specializing in business planning, organizational restructuring and operational audits. He has served as President and Chief Financial Officer of The Washington Source, Inc. since 2000.

(5) Mr. Tracy was employed by Arthur Andersen LLP from 1963 until his retirement in 1998, serving since 1975 as a partner. Mr. Tracy is also a director of Great Western Land and Recreation, Inc.

(6) Mr. Lebel was the Quality Control Manager for the Company from 1961 until he retired in 1995. He was a director of the Company from 2001 to 2002.

      The Board of Directors recommends that shareholders vote FOR all of the nominees for director.

BOARD AND COMMITTEE MEETINGS AND RELATED MATTERS

      The Company has an Audit Committee, a Compensation Committee and a Nominating Committee of the Board of Directors.

      The Audit Committee, comprised of Messrs. Raffay, Towne and Tracy, held four meetings during 2004. The Audit Committee meets annually to consider the report and recommendation of the Company's independent auditors and is available for additional meetings upon request of such auditors. The Audit Committee's functions also include the engagement and retention of such auditors, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting and reporting. For additional information regarding the Audit Committee, see the "Report of the Audit Committee" below.

      The Compensation Committee, comprised of Messrs. Moses, Bayne and Raffay, held one meeting during 2004. The Compensation Committee sets the compensation for the executive officers of the Company and establishes compensation policies for the Company's Chief Executive Officer and other executive officers. The Compensation Committee is primarily responsible for the administration of the Company's stock option plans, under which option grants may be made to all employees, officers, directors and consultants.

      The Nominating Committee, comprised of Messrs. Bayne, Raffay, Towne and Tracy, held one meeting during 2004.

      The Board of Directors held five meetings during 2004. No director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee on which he served.

      The Board of Directors has determined that the following members of the Board are independent directors, as such term is defined in Nasdaq Rule 4200(a)(15): William B. Bayne, Jr., John Moses, Stephen J. Raffay, Ross C. Towne and Daniel C. Tracy.

DIRECTOR NOMINATIONS

      In March 2004, the Board of Directors established a standing Nominating Committee comprised of Messrs. Bayne, Raffay, Towne and Tracy. All of the committee members are independent directors. The duties and responsibilities of the Nominating Committee are set forth in a written Nominating Committee Charter, which the Board of Directors adopted on March 9, 2004. Nominations of candidates for election as directors may be made by the Nominating Committee or by shareholders. The Nominating Committee will consider directors candidates recommended by shareholders.

      The general criteria that the Nominating Committee uses to select nominees is: such individual's reputation for integrity, honesty and adherence to high ethical standards; their demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company; their willingness and ability to contribute positively to the decision-making process of the Company; their commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; their ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all the Company's shareholders and to fulfill the responsibilities of a director.

      A shareholder may nominate one or more persons for election as directors at a meeting of shareholders only if such shareholder has given timely notice in proper written form of his or her intent to make such nomination or nominations. To be timely, such shareholder's notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a shareholder's notice described above. To be in proper form, a shareholder's notice to the Secretary shall set forth:

   - the name and address of the shareholder who intends to make the nomination, the name and address of the person or persons to be nominated;

   - a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting, that the shareholder will continue to be a holder of record of stock of the Company as of the date of such meeting and, if applicable, that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

   - if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

   - such other information regarding each nominee to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

   - the consent of each nominee to serve as director of the Company if so elected.

      The Chairman of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

      Although the Company does not have a formal policy with respect to director attendance at annual meetings, the Company strongly encourages directors to attend the annual meeting. All of our directors attended last year's annual meeting, and we expect that all of our directors will attend this year's annual meeting.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties. Absent unusual circumstances, the Chairman of the Board of Directors will, with the assistance of the Company's outside legal counsel, (1) be primarily responsible for monitoring communications from shareholders and other interested parties and
(2) provide copies or summaries of such communications to the other directors as he considers appropriate.

      Shareholders and other interested parties who wish to send communications to the Board should address such communications to Daniel C. Tracy, Chairman of the Board, EDAC Technologies Corporation, 1806 New Britain Ave., Farmington, CT 06032.

FEES OF INDEPENDENT AUDITORS

      The following is a summary of the fees billed by the Company's principal accountant for professional services rendered for the fiscal years ended January 3, 2004 and January 1, 2005.

   FEE CATEGORY                             FISCAL 2003 FEES  FISCAL 2004 FEES
------------------                          ----------------  ----------------
Audit Fees                                       $79,145           $74,500
Audit-related fees                                    --                --
Tax Fees                                              --                --
All Other Fees                                        --            14,000
                                                 -------           -------
Total Fees                                       $79,145           $88,500
                                                 =======           =======

      AUDIT FEES. Services consist of the audit of the Company's annual financial statements and review of financial statements included in the Company's quarterly reports on Form 10-Q.

      AUDIT-RELATED FEES. Services consist of that which are reasonably related to the performance of the audit or review of the Company's consolidated financial statements, but are not reported under "Audit Fees." No such fees were incurred during the past two years.

      TAX FEES. Services consist of tax return preparation and tax advice for federal and state taxes. Services for 2003 and 2004 were provided by accountants other than the Company's principal accountant.

      ALL OTHER FEES. Services consist of audits of the Company's employee benefit plans. Services for 2003 were provided by accountants other than the Company's principal accountant.

      The Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Carlin, Charron & Rosen, LLP.

      The Audit Committee's policy is to pre-approve all audit services, audit related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by case basis.

      The Audit Committee approved all services and fees billed by the Company's principal accountant for the fiscal years ended January 3, 2004 and January 1, 2005.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is comprised of three members of the Company's Board of Directors, Messrs. Raffay, Towne and Tracy. Because the Company's Common Stock is traded on the OTC Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or The Nasdaq Stock Market regarding the composition of the Company's Audit Committee. However, each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) for the listing standards of The Nasdaq Stock Market. The Board has identified Mr. Daniel Tracy as the "Audit Committee Financial Expert" as defined by the rules of the Securities and Exchange Commission (the "Commission"). The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, which the Board of Directors adopted on March 14, 2001, and amended on March 3, 2003 and March 8, 2004.

      The Audit Committee has:

      - reviewed and discussed the Company's audited financial statements for the fiscal year ended January 1, 2005, with the Company's management and with the Company's independent auditors;

      - discussed with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, "Communications with Audit Committees," as currently in effect; and

      - received and discussed with the Company's independent auditors the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the matters disclosed in the letter and their independence from the Company.

      Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2005, for filing with the Commission.

                                           AUDIT COMMITTEE:

                                           Stephen J. Raffay, Chairman
                                           Ross C. Towne
                                           Daniel C. Tracy

COMPENSATION OF DIRECTORS

      In 2004, the Company paid directors of the Company a retainer of $2,500 each fiscal quarter and $1,000 for each non-telephonic Board of Directors or Committee meeting attended. The Chairman of the Board of Directors was paid an additional retainer of $1,250 each fiscal quarter and an additional $500 per non-telephonic meeting attended. Each director who serves as Chairman of a committee was paid an additional $500 for each non-telephonic meeting chaired by such director. As of April 1, 2005, the Company increased the directors' compensation to a retainer of $3,125 each fiscal quarter and $1,500 for each non-telephonic Board of Directors or Committee meeting attended.

      Each new director of the Company is granted a stock option to purchase 10,000 shares of Common Stock on the day of such director's initial election to the Board of Directors. The exercise price of such options is equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Bayne, who became a director on May 20, 2003, declined his grant of stock options.

EXECUTIVE OFFICERS

      The following table sets forth the name, age and current positions and offices of each executive officer of the Company:

     NAME             AGE                  OFFICE
------------------    ---    -----------------------------------------
Dominick A. Pagano    61     President and Chief Executive Officer

Glenn L. Purple       49     Vice President - Finance, Chief Financial
                             Officer and Secretary

      Mr. Pagano became President and Chief Executive Officer of the Company in August 2002 and also serves as President and Chief Executive Officer of Dapco Industries, Inc. He has served as President and Chief Executive Officer of Dapco Industries since he founded that company in 1972.

      Mr. Purple joined the Company in February 1982 as Controller. He served as Controller until November 2002, when he was appointed as Vice President - Finance, Chief Financial Officer and Secretary of the Company. Mr. Purple also served as Vice President - Finance and Chief Financial Officer of the Company from 1989 through 1996.

      Officers are elected annually by, and serve at the discretion of, the Board of Directors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

      The following performance graph compares the five year cumulative total shareholder return from investing $100 on December 31, 1999 in the Company's Common Stock to (i) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the "Nasdaq (US) Index") and (ii) the Total Return Index for Nasdaq Trucking and Transportation Stocks (the "Nasdaq Transportation Index").

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF EDAC COMMON STOCK,
                NASDAQ (US) INDEX AND NASDAQ TRANSPORTATION INDEX

                              [PERFORMANCE GRAPH]

                                          NASDAQ            EDAC
                       NASDAQ (US)    TRANSPORTATION    TECHNOLOGIES
 FISCAL YEAR ENDED       INDEX            INDEX         CORPORATION
------------------     -----------    --------------    ------------
January 1, 2000         $100.000          $100.000        $100.000
December 30, 2000         60.309            90.893          55.910
December 29, 2001         47.838           107.470         127.597
December 28, 2002         33.074           109.399          36.170
January 3, 2004           49.449           156.674          70.580
January 1, 2005           53.813           200.807         107.247

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors continues to monitor existing compensation plans and initiates additional compensation policies as necessary to enhance the financial performance of the Company. The Compensation Committee and the entire Board strongly believe that the shareholders' best interests are served by a motivated workforce that share in the rewards of achieving defined objectives that improve shareholder value.

      To support the Board objective of rewarding all levels of the organization for the financial successes of the Company and ultimately maximizing shareholder value, the committee has developed an incentive plan that is directly related to shareholder value. This incentive plan applies to all employees of the Company, including the Company's executive officers. The plan was utilized to evaluate executive performance and bonus awards for the 2004 fiscal year. Based on this evaluation, the Compensation Committee awarded a bonus to the Company's Chief Financial Officer for the 2004 fiscal year and an option to purchase 5,000 shares of the Company's common stock.

      The Company paid Mr. Pagano, its Chief Executive Officer, compensation of $180,000 during the fiscal year ended January 1, 2005 under Mr. Pagano's employment agreement with the Company. His employment agreement was amended, without changing his base salary, effective February 2005. The terms of Mr. Pagano's amended employment agreement are described under the heading "Employment Agreements" in this proxy statement. The Compensation Committee periodically monitors the compensation amounts of chief executive officers of comparable companies within the same industry as the Company and believes that Mr. Pagano's compensation is reasonable based on his experience and the contributions made, or expected to be made, by him to the Company.

                                                         COMPENSATION COMMITTEE:

                                                         John Moses, Chairman
                                                         William B. Bayne Jr.
                                                         Stephen J. Raffay

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION

      The following table sets forth certain information concerning compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the only other executive officer of the Company whose total salary and bonus during 2004 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION
                                         ---------------------------
                                                                         LONG TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                              OTHER     ------------
                                                              ANNUAL     SECURITIES
                                                             COMPEN-     UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL                     SALARY     BONUS    SATION       OPTIONS       COMPENSATION
         POSITION               YEAR       ($)        ($)      ($)           (#)             ($)
-------------------------       ----     -------    ------   -------    ------------     ------------
Dominick A. Pagano              2004     180,000        --      --             --           17,000
 President and Chief            2003     165,923        --      --             --           16,000
 Executive Officer (1)          2002      21,923        --      --        140,000           13,000

Glenn L. Purple                 2004     108,000    15,186      --          7,500               --
 Vice President and Chief       2003     104,981        --      --             --               --
 Financial Officer (2)          2002      95,365        --      --          5,000            1,750

(1) Mr. Pagano became President and Chief Executive Officer on August 13, 2002. Other compensation represents director retainer and meeting fees.

(2) Mr. Purple became Vice-President-Finance, Chief Financial Officer and Secretary on November 19, 2002. Other compensation represents payments to a defined contribution plan.

OPTION GRANTS

      The following table provides certain information regarding stock options granted to the Named Executive Officers in 2004.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                 -------------------------------------------------------      POTENTIAL REALIZABLE
                                   PERCENT OF                                    VALUE AT ASSUMED
                  NUMBER OF           TOTAL                                   ANNUAL RATES OF STOCK
                 SECURITIES          OPTIONS                                    PRICE APPRECIATION
                 UNDERLYING        GRANTED TO      EXERCISE                   FOR OPTION TERM ($) (3)
                   OPTIONS        EMPLOYEES IN      PRICE     EXPIRATION      -----------------------
  NAME           GRANTED (#)     FISCAL YEAR (1)  ($/SH)(2)      DATE         5% ($)          10% ($)
------------     -----------     ---------------  ---------   ----------      ------          -------
Glenn Purple        2,500              16.7          1.10       1/6/14         1,729            4,383

Glenn Purple        5,000              33.3          1.67      12/7/14         5,251           13,308

(1) Based on a total of 15,000 shares subject to options granted to employees under the Company's option plans in fiscal year 2004.

(2) Under all of the Company's option plans, the exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(3) The dollar amounts under these columns represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted, net of option exercise price. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the option holder's continued employment throughout the option period, and the date on which options are exercised.

FISCAL YEAR-END OPTION VALUES

      The following table provides certain information regarding options held by the Named Executive Officers at January 1, 2005.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                               UNDERLYING                    IN-THE-MONEY
                                                         UNEXERCISED OPTIONS AT               OPTIONS AT
                                                          FISCAL YEAR-END (#)           FISCAL YEAR END ($)(1)
                    SHARES ACQUIRED        VALUE        -------------------------     -------------------------
     NAME           ON EXERCISE (#)     REALIZED ($)    Exercisable/Unexercisable     EXERCISABLE/UNEXERCISABLE
------------------  ---------------     ------------    -------------------------     -------------------------
Dominick A. Pagano        --               --                  140,000/-                    $    140,000/-

Glenn L. Purple           --               --              11,334/9,166                     $6,962/3,066

(1) Based on the last reported sale price of the Common Stock on the OTC Bulletin Board on December 30, 2004 ($1.60), less the option exercise price.

Pension Plan

      The Company maintains a defined benefit plan that was frozen with respect to all future benefits as of April 1, 1993. The only Named Executive Officer that will benefit under the plan is Glenn Purple. From the period 1982 to 1993, Mr. Purple had earned an estimated annual retirement benefit that will be payable upon attainment of age 65 in the amount of approximately $7,800.

EMPLOYMENT AGREEMENTS

      As of February 13, 2005, the Company and Mr. Pagano entered into an amended and restated employment agreement, which replaced his February 13, 2004 employment agreement. Under the new agreement, the initial term of Mr. Pagano's employment agreement commenced on February 13, 2005 and continues through December 31, 2005, and automatically extends for successive periods of 90 days unless either party gives the other 30 days advance written notice to the contrary. Mr. Pagano's base salary is $15,000 per month. Under the new agreement, the Company may terminate Mr. Pagano's employment upon cause or disability (each as defined in the agreement). If the Company terminates Mr. Pagano's employment for any reason other than cause, disability or death, or if Mr. Pagano terminates his employment for "good reason", Mr. Pagano is entitled to receive a lump sum severance payment equal to his base salary for the then remaining employment term. Mr. Pagano can terminate his employment for "good reason" if, during the initial term of the agreement ending December 31, 2005,
(i) any of the present directors of the Company do not continue to be a director of the Company for any reason, other than death, disability or vote by shareholders, and a new director is elected or appointed to fill such vacancy, or (ii) the size of the Board is increased by the Board, except as a result of shareholder action, and a new director (or directors) is (are) appointed by the Board to fill the vacancy or vacancies created by such increase. Mr. Pagano can also terminate his employment for "good reason" if his ability to carry out his duties and responsibilities as President and Chief Executive Officer of the Company are circumvented or undermined by the actions of the Board in communicating directly with employees of the Company (other than any such communications contemplated by applicable law, regulation or stock market rule, or by any of the Company's policies or procedures established by the Board in connection with the same).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists of independent directors. During the fiscal year ended January 1, 2005, the following board members served on the Compensation Committee: William B. Bayne, John Moses and Stephen J. Raffay. No member of the Compensation Committee was at any time during fiscal year 2004, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors, has appointed Carlin, Charron & Rosen LLP as the Company's independent auditors for the 2005 fiscal year. Carlin, Charron & Rosen LLP has served as the Company's independent auditors since August 2003. Although this appointment is not required to be submitted to a vote of shareholders, the Company believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholder ratification is not received, the Audit Committee of the Board of Directors may reconsider the appointment of Carlin, Charron & Rosen LLP.

      It is expected that a representative of Carlin, Charron & Rosen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions.

INFORMATION REGARDING CHANGE OF AUDITORS

      On August 5, 2003, the Company's Board of Directors, upon recommendation of its Audit Committee, approved the engagement of Carlin, Charron & Rosen LLP to replace Deloitte & Touche LLP as the Company's auditors. Deloitte & Touche LLP's report on the Company's consolidated financial statements for the fiscal year ended December 28, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal year ended December 28, 2002, and through August 5, 2003 (the date that the Company filed a Current Report on Form 8-K disclosing its decision to no longer engage Deloitte & Touche LLP), there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

      During the Company's fiscal year ended December 28, 2002 and December 29, 2001, and through August 8, 2003, the Company did not consult Carlin, Charron & Rosen LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

                               SECURITY OWNERSHIP

            The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of May 6, 2005 by (i) each director, nominee for director and Named Executive Officer, (ii) each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock and (iii) all directors and executive officers as a group.

      The Company has determined beneficial ownership in accordance with the rules of the Commission. Unless otherwise indicated, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared with spouses under applicable law. Shares of Common Stock subject to options that are either currently exercisable or exercisable within 60 days of May 6, 2005 are deemed to be outstanding and to be beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                        NUMBER OF SHARES                      PERCENT
          NAME                                         BENEFICIALLY OWNED                     OF CLASS
------------------------                               ------------------                     --------
William B. Bayne Jr. (1)                                     443,008                             9.86

Joseph Lebel                                                 131,557                             2.93

John Moses (2)                                               551,190                            12.25

Dominick A. Pagano (3)                                       341,738                             7.38

Glenn L. Purple (4)                                           41,138                                *

Stephen J. Raffay (5)                                         18,000                                *

Ross C. Towne (6)                                             91,256                             2.03

Daniel C. Tracy (7)                                          122,468                             2.71

All Directors and Executive Officers as a
group (7 persons) (8)                                      1,608,798                            34.28

      *Represents beneficial ownership of less than 1%.

      (1) Mr. Bayne's address is 1806 South Arlington Ridge Road, Arlington, Virginia 22202.

      (2) Includes 10,000 shares subject to stock options held by Mr. Moses. Mr. Moses' address is 3616 North Albemarle Street, Arlington, Virginia, 22207.

      (3) Includes 140,000 shares subject to stock options held by Mr. Pagano. Mr. Pagano's address is 1806 New Britain Avenue, Farmington, Connecticut 06032.

      (4)   Includes 12,167 shares subject to stock options held by Mr. Purple.

      (5)   Includes 10,000 shares subject to stock options held by Mr. Raffay.

      (6)   Includes 10,000 shares subject to stock options held by Mr. Towne.

      (7)   Includes 20,000 shares subject to stock options held by Mr. Tracy.

      (8) Includes 202,167 shares subject to stock options held by all directors and executive officers as a group.

      The above beneficial ownership information is based upon information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It is not necessarily to be construed as an admission of beneficial ownership for other purposes and may include shares as to which beneficial ownership is disclaimed.

                              SHAREHOLDER PROPOSALS

      Any shareholder who desires to submit a proposal for inclusion in the proxy statement and form of proxy for the Company's 2006 Annual Meeting must submit the proposal in writing to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032, no later than February 9, 2006.

      The Company's Amended and Restated By-Laws require a shareholder to give advance notice of any proposal, including the nomination of candidates for the Board of Directors, that the shareholder wishes to bring before a meeting of shareholders of the Company. In general, for a proposal to be brought before a meeting of shareholders by a shareholder, written notice of the shareholder proposal must be delivered to, or mailed to and received by, the Secretary of the Company at the principal executive offices of the Company, not later than the close of business on the later of (i) the 60th calendar day prior to the date of such meeting or (ii) the 10th calendar day following the day on which public announcement is first made of the date of such meeting. The written notice of a shareholder proposal must contain all of the information required by the Company's Amended and Restated By-Laws. Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to Glenn L. Purple, Secretary, EDAC Technologies Corporation, 1806 New Britain Avenue, Farmington, Connecticut 06032.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Company's equity securities on Forms 4 or 5. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of such forms actually furnished to the Company, and written representations of certain of the Company's directors and executive officers that no forms were required to be filed, the Company believes that during fiscal year 2004, all directors, executive officers and 10% shareholders of the Company have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

      THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                             By Order of the Board of Directors

                                             /s/Glenn L. Purple
                                             --------------------------
                                             Glenn L. Purple, Secretary

Farmington, Connecticut
June 8, 2005

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          EDAC TECHNOLOGIES CORPORATION

                                 AUGUST 2, 2005

[PROOF # 1]

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

    -Please detach along perforated line and mail in the envelope provided.-

[ ]
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL
                   NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF DIRECTORS:

                             NOMINEES:
[ ] FOR ALL NOMINEES         William B. Bayne, Jr.
                             Joseph Lebel
[ ] WITHHOLD AUTHORITY       John Moses
    FOR ALL NOMINEES         Dominick A. Pagano
                             Stephen J. Raffay
[ ] FOR ALL NOMINEES EXCEPT  Ross C. Towne
    (See instructions below) Daniel C. Tracy

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL NOMINEES EXCEPT" and write the nominee(s) name(s) on the line provided below:

           _______________________________________________________

           _______________________________________________________

________________________________________________________________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Shareholder[________________] Date:[________________]

2. To ratify the appointment of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.
FOR AGAINST ABSTAIN
[ ]   [ ]    [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder[________________] Date:[________________]

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

[ ]                                                                          [ ]

[PROOF # 2]

                                                                             [ ]

                          EDAC TECHNOLOGIES CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS - AUGUST 2, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints each of Glenn L. Purple and Edward J. Samorajczyk, Jr., and each of them, as proxies (with full power of substitution) of the undersigned to attend the Annual Meeting of Shareholders of EDAC Technologies Corporation (the "Company") to be held on August 2, 2005 at 9:30 a.m., local time, at the offices of the Company, 1790 New Britain Avenue, Farmington, Connecticut and any adjournment thereof, and to vote the shares of common stock of the Company held by the undersigned on June 1, 2005, as specified on the reverse side and on any other matters that may properly come before said meeting, or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[ ]                                                                    14475 [ ]